Exhibit 5.1

February 5, 2025

Healthpeak Properties, Inc.

Healthpeak OP, LLC

4600 South Syracuse Street

Suite 500

Denver, Colorado 80237

Re:	Healthpeak Properties, Inc., a Maryland corporation (the "Corporation"), and Healthpeak OP, LLC, a Maryland limited liability company of which the Corporation is the managing member (the "Operating Company") – Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File Nos. 333-276954 and 333-276954-01) (the "Registration Statement") pertaining to an indeterminate aggregate initial offering price or number of (i) shares of common stock, par value $1.00 per share (the "Common Stock"), of the Corporation; (ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation; (iii) fractional shares of Preferred Stock represented by depositary shares ("Depositary Shares"); (iv) warrants ("Warrants") to purchase shares of Common Stock, shares of Preferred Stock, Corporation Debt Securities or other securities; (v) debt securities of the Corporation (the "Corporation Debt Securities"); (vi) debt securities of the Operating Company (the "OP Debt Securities"); (vii) guarantees by the Corporation of OP Debt Securities (the "Corporation Guarantees"); (viii) guarantees by the Operating Company of Corporation Debt Securities (the "OP Guarantees"); and (ix) guarantees by DOC DR Holdco, LLC, a Maryland limited liability company of which the Operating Company is the sole member ("DOC DR Holdco"), and by DOC DR, LLC, a Maryland limited liability company of which DOC DR Holdco is the managing member ("DOC DR" and together with DOC DR Holdco, the "Guarantor Registrants"), of Corporation Debt Securities and/or OP Debt Securities (the "Guarantor Registrant Guarantees")

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Corporation and Maryland limited liability company counsel to the Operating Company and the Guarantor Registrants in connection with (a) the registration of the shares of Common Stock, shares of Preferred Stock, Depositary Shares, Corporation Debt Securities, Warrants and Corporation Guarantees (collectively, the "Corporation Securities"), (b) the registration of the OP Debt Securities and OP Guarantees (collectively, the "OP Securities"), and (c) the registration of the Guarantor Registrant Guarantees (together with the Corporation Securities and the OP Securities, collectively, the "Securities"), under the Securities Act of 1933, as amended (the "Act"), by the Corporation, the Operating Company and the Guarantor Registrants, as applicable, pursuant to the Registration Statement, which was originally filed with the Securities and Exchange Commission (the "Commission") on or about February 8, 2024, and any further amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

In our capacity as Maryland corporate counsel to the Corporation and Maryland limited liability company counsel to the Operating Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

(i)	the corporate charter of the Corporation (the "Charter") consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on December 13, 2022, Articles of Amendment and Restatement filed with the Department on February 9, 2023, Articles of Amendment filed with the Department on February 9, 2023 and Articles of Amendment filed with the Department on February 29, 2024;

(ii)	the Amended and Restated Bylaws of the Corporation, dated as of February 10, 2023, as amended (the "Bylaws");

(iii)	the Articles of Conversion of Healthpeak Properties Interim, Inc. (formerly known as Healthpeak Properties, Inc.) filed with the Department on February 9, 2023, and the Articles of Organization of the Operating Company filed with the Department on February 9, 2023 (the "Operating Company Articles of Organization");

(iv)	the Operating Agreement of the Operating Company, dated as of February 10, 2023 (the "Operating Company Operating Agreement");

(v)	the Articles of Organization of DOC DR Holdco filed with the Department on October 26, 2023, the Articles of Amendment filed with the Department on December 22, 2023 and the Articles of Merger filed with the Department on February 29, 2024 to which are attached the Amended and Restated Articles of Organization (the "DOC DR Holdco Articles of Organization");

(vi)	the Operating Agreement of DOC DR Holdco, dated as of October 26, 2023, as amended by the First Amendment to Operating Agreement of DOC DR Holdco, dated as of December 22, 2023, as amended and restated by the Amended and Restated Operating Agreement of DOC DR Holdco effective as of March 1, 2024, as further amended and restated by the Second Amended and Restated Operating Agreement of DOC DR Holdco executed as of November 22, 2024 (the "DOC DR Holdco Operating Agreement");

(vii)	the Articles of Organization of DOC DR filed with the Department on October 26, 2023, the Articles of Amendment of DOC DR filed with the Department on December 22, 2023 and the Articles of Merger filed with the Department on February 29, 2024 (the "DOC DR Articles of Organization");

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

(viii)	the Operating Agreement of DOC DR, dated as of October 26, 2023, as amended by the First Amendment to Operating Agreement of DOC DR, dated as of December 22, 2023, as amended and restated by the Amended and Restated Operating Agreement of DOC DR effective as of March 1, 2024 (the "DOC DR Operating Agreement");

(ix)	certain resolutions (the "Directors' Resolutions") adopted by the Board of Directors of the Corporation (the "Board of Directors") with respect to the Registration Statement;

(x)	a certificate of one or more officers of the Corporation, dated as of a recent date (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Operating Company Articles of Organization, the Operating Company Operating Agreement, the DOC DR Holdco Articles of Organization, the DOC DR Holdco Operating Agreement, the DOC DR Articles of Organization, the DOC DR Operating Agreement and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer's Certificate;

(xi)	the Registration Statement and the related form of prospectus included therein (the "Prospectus"), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(xii)	a status certificate of the Department, dated as of a recent date, to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland;

(xiii)	a status certificate of the Department, dated as of a recent date, to the effect that the Operating Company is duly formed and existing under the laws of the State of Maryland;

(xiv)	a status certificate of the Department, dated as of a recent date, to the effect that DOC DR Holdco is duly formed and existing under the laws of the State of Maryland;

(xv)	a status certificate of the Department, dated as of a recent date, to the effect that DOC DR is duly formed and existing under the laws of the State of Maryland; and

(xvi)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Corporation, the Operating Company and the Guarantor Registrants) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Officer's Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Corporation Securities by the Corporation, the OP Debt Securities by the Operating Company and the Guarantor Registrant Guarantees by the Guarantor Registrants in accordance with the procedures set forth in paragraphs 1, 2, 3, 4, 5, 6, 7, 8 and 9 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Corporation is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Corporation and applicable law;

(f)	the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Corporation Securities under the Registration Statement, together with the number of shares of Preferred Stock of such series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Corporation, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

(g)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Corporation, the Operating Company or the Guarantor Registrants with the terms of any such Securities or agreements established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing any such Securities approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws, the Operating Company Articles of Organization or Operating Company Operating Agreement, the DOC DR Holdco Articles of Organization or DOC DR Holdco Operating Agreement, the DOC DR Articles of Organization or DOC DR Operating Agreement, any instrument or agreement to which the Corporation, the Operating Company or the Guarantor Registrants is a party or by which the Corporation, the Operating Company or the Guarantor Registrants is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Corporation, the Operating Company or the Guarantor Registrants;

(h)	the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)	none of the Corporation Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock or other securities issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities, will be issued in violation of the provisions of the Charter of the Corporation relating to business combinations or the provisions of the Charter of the Corporation imposing restrictions on ownership and transfer of shares of stock of the Corporation;

(j)	none of the Corporation Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock or other securities issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities, will be issued and sold to an Interested Stockholder of the Corporation or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

(k)	all Corporation Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all OP Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding depositary agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and

(l)	(i) prior to or contemporaneous with the authorization, execution and delivery of any Corporation Guarantees by the Corporation issued, executed and delivered subsequent to the date hereof, the OP Debt Securities to which such Corporation Guarantees relate will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Operating Company; (ii) prior to or contemporaneous with the authorization, execution and delivery of any OP Guarantees by the Operating Company issued, executed and delivered subsequent to the date hereof, the Corporation Debt Securities to which such OP Guarantees relate will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Corporation; and (iii) prior to or contemporaneous with the authorization, execution and delivery of any Guarantor Registrant Guarantees by the Guarantor Registrants issued, executed and delivered subsequent to the date hereof, the Corporation Debt Securities and/or the OP Debt Securities to which such Guarantor Registrant Guarantees relate will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Corporation or the Operating Company, as applicable.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Corporation will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

2.	Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Corporation with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, and/or due authorization by the Board of Directors of any other securities of the Corporation issuable upon conversion of such series of Preferred Stock in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Corporation will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	The Corporation has the corporate power to enter into depositary agreements, and upon completion of the procedures set forth in paragraph 2 above for the issuance of shares of any series of Preferred Stock, and approval of a depositary agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such depositary agreement, due execution of such depositary agreement on behalf of the Corporation, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Corporation, and such series of Preferred Stock represented by the Depositary Shares will, upon issuance and delivery against payment of the consideration therefor as set by the Board of Directors, be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

4.	The Corporation has the corporate power to create the obligation to be evidenced by the Corporation Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Corporation Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Corporation Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Corporation Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the execution and delivery of one or more indentures or similar instruments pursuant to which such Corporation Debt Securities will be issued, each dated as of a date prior to the issuance of the Corporation Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Corporation Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon conversion of the Corporation Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Corporation Debt Securities of another series issuable upon conversion of the Corporation Debt Securities in accordance with the procedures set forth in this Paragraph 4; and/or the due authorization by the Board of Directors of any other securities of the Corporation issuable upon conversion of the Corporation Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Corporation will have been taken to authorize such Corporation Debt Securities.

5.	The Corporation has the corporate power to enter into warrant agreements, and upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Corporation of any warrant agreement or other instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Corporation Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 4 above; and/or due authorization by the Board of Directors of any other securities of the Corporation issuable upon exercise of the Warrants in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Corporation will have been taken to authorize such Warrants.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

6.	The Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, has the corporate power to cause the Operating Company to create the obligation to be evidenced by the OP Debt Securities, and the Operating Company has the limited liability company power to create the obligation to be evidenced by the OP Debt Securities, and upon: (a) designation and titling by the Board of Directors of the OP Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such OP Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such OP Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms and conditions of one or more indentures or similar instruments pursuant to which such OP Debt Securities will be issued, each dated as of a date prior to the issuance of such OP Debt Securities; (e) due authorization by the Board of Directors of such OP Debt Securities for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or any shares of Preferred Stock issuable upon exchange of such OP Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, due authorization by the Board of Directors of any OP Debt Securities of another series issuable upon conversion of or in exchange for such OP Debt Securities in accordance with the procedures set forth in this Paragraph 6 and/or due authorization by the Board of Directors of any other securities of the Corporation or the Operating Company issuable upon conversion of, or in exchange for, such OP Debt Securities in accordance with resolutions adopted or actions taken by the Board of Directors subsequent to the date hereof at a minimum price or value of consideration as set by the Board of Directors, all necessary corporate action on the part of the Company, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, and all necessary limited liability company action on the part of the Operating Company, will have been taken to authorize such OP Debt Securities.

7.	The Corporation has the corporate power to enter into Corporation Guarantees, and upon completion of the procedures set forth in Paragraph 6 above for authorization of the OP Debt Securities by the Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, and due authorization and approval by the Board of Directors of the Corporation Guarantees relating to such OP Debt Securities, and compliance with the conditions established by the Board of Directors for delivery of such Corporation Guarantees, such Corporation Guarantees will have been duly authorized by all necessary corporate action on the part of the Corporation and may be delivered by or on behalf of the Corporation.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

8.	The Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, has the corporate power to cause the Operating Company to enter into OP Guarantees, and the Operating Company has the limited liability company power to enter into OP Guarantees, and upon completion of the procedures set forth in Paragraph 4 above for authorization of the Corporation Debt Securities by the Corporation, and due authorization and approval by the Board of Directors of the Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, of the OP Guarantees relating to such Corporation Debt Securities, and compliance with the conditions established by the Board of Directors for delivery of such OP Guarantees, such OP Guarantees will have been duly authorized by all necessary limited liability company action on the part of the Operating Company and may be delivered by or on behalf of the Operating Company.

9.	The Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, in its capacity as sole member of DOC DR Holdco, on behalf of DOC DR Holdco, in its capacity as managing member of DOC DR, on behalf of DOC DR, has the corporate power to cause the Guarantor Registrants to enter into Guarantor Registrant Guarantees, and the Guarantor Registrants have the limited liability company power to enter into Guarantor Registrant Guarantees. Upon completion of the procedures set forth in Paragraph 4 above for authorization of the Corporation Debt Securities by the Corporation and in Paragraph 6 above for authorization of the OP Debt Securities by the Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, as applicable, and due authorization and approval by the Board of Directors of the Corporation, in its capacity as managing member of the Operating Company, on behalf of the Operating Company, in its capacity as sole member of DOC DR Holdco, on behalf of DOC DR Holdco, in its capacity as managing member of DOC DR, on behalf of DOC DR, of the Guarantor Registrant Guarantees relating to such Corporation Debt Securities and/or OP Debt Securities, as applicable, and compliance with the conditions established by the Board of Directors for delivery of such Guarantor Registrant Guarantees, such Guarantor Registrant Guarantees will have been duly authorized by all necessary limited liability company action on the part of the Guarantor Registrants and may be delivered by or on behalf of the Guarantor Registrants.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the law of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

February 5, 2025

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm in the section of the Registration Statement entitled "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP